                                                                  EXECUTION COPY



================================================================================



                      GREENPOINT MORTGAGE SECURITIES INC.,
                                    Sponsor,

                       GREENPOINT MORTGAGE FUNDING, INC.,
                                    Servicer,

                    GREENPOINT HOME EQUITY LOAN TRUST 2000-2,
                                     Issuer,


                                       and


                         BANK ONE, NATIONAL ASSOCIATION,
                                     Trustee

                             -----------------------

                          SALE AND SERVICING AGREEMENT

                          Dated as of September 1, 2000

                             ----------------------


                    Home Equity Loan Asset-Backed Securities



                                  Series 2000-2


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS.............................................................................................1
       Section 1.01. Definitions..................................................................................1
       Section 1.02. Other Definitional Provisions................................................................1
       Section 1.03. Interest Calculations........................................................................2

ARTICLE II Conveyance of Mortgage Loans; Original Issuance of Securities; Tax Treatment...........................2
       Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line
                          Agreements..............................................................................2
       Section 2.02. Further Encumbrance of Trust Property........................................................6
       Section 2.03. Acceptance by Trustee; Certain Substitution of Mortgage Loans................................6
       Section 2.04. Representations and Warranties Regarding the Servicer and the Sponsor........................8
       Section 2.05. Representations and Warranties of the Sponsor Regarding the Mortgage Loans; Removal of
                          Certain Mortgage Loans.................................................................11
       Section 2.06. Covenants of the Sponsor....................................................................23
       Section 2.07. Removal of Mortgage Loans at Election of Issuer.............................................24
       Section 2.08. Execution and Authentication of Securities..................................................25
       Section 2.09. Tax Treatment...............................................................................25

ARTICLE III Administration and Servicing of Mortgage Loans.......................................................26
       Section 3.01. The Servicer................................................................................26
       Section 3.02. Collection of Certain Mortgage Loan Payments................................................27
       Section 3.03. Withdrawals from the Collection Account.....................................................29
       Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses...............................30
       Section 3.05. Assumption and Modification Agreements......................................................30
       Section 3.06. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.............31
       Section 3.07. Trustee to Cooperate........................................................................32
       Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer.............................33
       Section 3.09. Annual Statement as to Compliance...........................................................33
       Section 3.10. Annual Servicing Report.....................................................................33
       Section 3.11. Annual Opinion of Counsel...................................................................34
       Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans................34
       Section 3.13. Maintenance of Certain Servicing Insurance Policies.........................................34
       Section 3.14. Reports to the Securities and Exchange Commission...........................................35
       Section 3.15. Tax Returns.................................................................................35
       Section 3.16. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures
                          and Abandonments of Mortgaged Property.................................................35
       Section 3.17. Inspection Rights; Miscellaneous............................................................36

ARTICLE IV SERVICING CERTIFICATE.................................................................................37
       Section 4.01. Servicing Certificate.......................................................................37
       Section 4.02. Reserved....................................................................................38
       Section 4.03. The Trustee Remittance Report...............................................................38
       Section 4.04. Loan Data Remittance Report.................................................................39
       Section 4.05. Reserve Fund................................................................................39

ARTICLE V The Servicer and the Sponsor...........................................................................40
       Section 5.01. Liability of the Servicer and the Sponsor...................................................40
       Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the
                          Sponsor................................................................................40
       Section 5.03. Limitation on Liability of the Servicer and Others..........................................40
       Section 5.04. Servicer Not to Resign......................................................................41
       Section 5.05. Delegation of Duties........................................................................41
       Section 5.06. Indemnification of the Trust by the Servicer................................................41
       Section 5.07. Indemnification of the Trust by the Sponsor.................................................42
       Section 5.08. Limitation on Liability of the Sponsor......................................................42

ARTICLE VI Servicing Termination.................................................................................43
       Section 6.01. Events of Servicing Termination.............................................................43
       Section 6.02. Trustee to Act; Appointment of Successor....................................................44
       Section 6.03. Notification to Securityholders and Residual Certificateholders.............................45

ARTICLE VII Termination..........................................................................................46
       Section 7.01. Termination.................................................................................46

ARTICLE VIII Administrative Duties of the Servicer...............................................................47
       Section 8.01. Administrative Duties.......................................................................47
       Section 8.02. Records.....................................................................................49
       Section 8.03. Additional Information to be Furnished to the Issuer........................................49

ARTICLE IX Miscellaneous Provisions..............................................................................49
       Section 9.01. Amendment...................................................................................49
       Section 9.02. Recordation of Agreement....................................................................51
       Section 9.03. Limitation on Rights of Securityholders.....................................................51
       Section 9.04. Governing Law...............................................................................52
       Section 9.05. Notices.....................................................................................52
       Section 9.06. Severability of Provisions..................................................................53
       Section 9.07. Assignment..................................................................................53
       Section 9.08. Third-Party Beneficiaries...................................................................53
       Section 9.09. Counterparts................................................................................53
       Section 9.10. Effect of Headings and Table of Contents....................................................53
       Section 9.11. Insurance Agreement.........................................................................53
       Section 9.12. Nonpetition Covenant........................................................................53

                                    EXHIBITS

EXHIBIT A:  MORTGAGE LOAN SCHEDULE.......................................A-1

EXHIBIT B:  FORM OF OPINION OF COUNSEL...................................B-1

EXHIBIT C:  OFFICER'S CERTIFICATES.......................................C-1

EXHIBIT D:  FORM OF CREDIT LINE AGREEMENT................................D-1

EXHIBIT E:  FORM OF MORTGAGE NOTE (SECOND LIEN)..........................E-1

EXHIBIT F:  FORMS OF FREDDIE MAC CERTIFICATES ...........................F-1

     SALE AND SERVICING AGREEMENT, dated as of September 1, 2000, (the "Agreement") among GREENPOINT HOME EQUITY LOAN TRUST 2000-2, a Delaware business trust (the "Issuer" or "Trust"), GREENPOINT MORTGAGE SECURITIES INC., a Delaware corporation (the "Sponsor"), GREENPOINT MORTGAGE FUNDING, INC., a New York corporation (the "Servicer"), and BANK ONE, NATIONAL ASSOCIATION (the "Trustee").

     WHEREAS, the Issuer desires to purchase a portfolio of Mortgage Loans arising in connection with Loan Agreements acquired by GreenPoint Mortgage Funding, Inc.;

     WHEREAS, the Sponsor has purchased such Mortgage Loans from GreenPoint Mortgage Funding, Inc. and is willing to sell such Mortgage Loans to the Issuer;

     WHEREAS, such Mortgage Loans consist of certain home equity revolving lines of credit (the "HELOC Mortgage Loans") and certain second lien, closed-end mortgage loans (the "Closed End Mortgage Loans");

     WHEREAS, the Servicer is willing to service all such Mortgage Loans;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. All capitalized terms used in this Agreement and not otherwise defined herein, shall have the meanings assigned thereto in Annex A to the Pooling Agreement dated as of September 1, 2000, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

     Section 1.02. Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

     (c) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Securities shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF SECURITIES;
                                  TAX TREATMENT

     Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line Agreements. (a) In consideration of the Issuer's delivery to or upon the order of the Sponsor on the Closing Date of the net proceeds from the sale of the Securities and Residual Certificates and the other amounts to be distributed from time to time to the Sponsor in accordance with the terms of this Agreement, the Sponsor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (subject to Sections 2.03 and 2.05), all of its right, title and interest in and to (i) each Mortgage Loan, including its Principal Balance (including any Additional Balances related thereto) and all collections in respect thereof received after the Cut-Off Date (excluding Interest Collection due on or prior to the Cut-Off Date); (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) all of the Sponsor's rights under the Purchase Agreement (including all representations and warranties of the Servicer contained therein); (iv) the Sponsor's rights under the hazard insurance policies; (v) the Reserve Fund; (vi) the Policy; (vii) the Demand Note; and
(viii) any proceeds of the foregoing and all other assets included or to be included in the Trust for the benefit of Securityholders and the Residual Certificateholders, the Insurer and Freddie Mac; provided, however, neither the Trustee nor the Trust assumes the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. With respect to the HELOC Mortgage Loans, Additional Balances shall be part of the related Principal Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust Property. On or prior to the Closing Date, the Sponsor shall cause the Insurer to deliver the Policy to the Trustee for the benefit of the Securityholders. It is the intention of the Sponsor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Mortgage Loans and other Trust Property from the Sponsor to the Issuer and that such sale should constitute a valid transfer and assignment of the Mortgage Loans and other Trust Property to the Issuer and the beneficial interest in and title to the Mortgage Loans and the other Trust Property shall not be part of the Sponsor's estate in the event of the filing of a bankruptcy petition by or against the Sponsor under any bankruptcy law. In the event that, notwithstanding the intent of the Sponsor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.01 for the benefit of the Securityholders, the Residual Certificateholders, the Insurer and Freddie Mac. To the extent that the fair market value of any Additional Balance is greater than the cash consideration paid by the Issuer for such Additional Balance, the difference between such fair market value and the amount of such cash consideration shall be deemed to be a capital contribution made to the Issuer by the Sponsor.

     (b) Each of the Servicer and the Sponsor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the States of California and Delaware, respectively, which shall have been filed on or as of the Closing Date) describing the Cut-Off Date Principal Balances and Additional Balances and naming (i) the Servicer as debtor and the Sponsor as secured party, and (ii) the Sponsor as debtor and the Issuer as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Servicer or the Sponsor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Servicer or the Sponsor (within 10 days of any event necessitating such filing) as are necessary to perfect and protect the Securityholders', Insurer's and Freddie Mac's interests in each Cut-Off Date Principal Balance and Additional Balance and the proceeds thereof (other than maintaining possession by the Trustee of the Mortgage Loans and the Mortgage Files).

     (c) In connection with such transfer and assignment, the Servicer shall deliver to the Trustee the following documents or instruments (each a "Related Document" and together for each Mortgage Loan, the "Mortgage File") with respect to each Mortgage Loan on the Closing Date:

          (i) with respect to any Closed-End Mortgage Loan, the original Mortgage Note endorsed in blank or endorsed with the following: "Bank One National Association as Trustee for the GreenPoint Home Equity Loan Trust 2000-2", and with respect to any HELOC Mortgage Loan, the original Credit Line Agreement;

          (ii) an original Assignment of Mortgage in blank in recordable form;

          (iii) the original recorded Mortgage or, if, in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Sponsor shall deliver or cause to be delivered to the Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

          (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the Trustee or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

          (v) either a title policy, a title search or guaranty title with respect to the related Mortgaged Property;

          (vi) the original of any guaranty executed in connection with the Mortgage Note;

          (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loans; and

          (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage.

     The Sponsor hereby confirms to the Trustee that it has caused the portions of the Electronic Ledgers relating to the Mortgage Loans as of the Closing Date to be clearly and unambiguously marked, and has made, or will make, the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

     (d) Notwithstanding the characterization of the Securities as debt for Federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Sponsor's right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Sponsor grants to the Trust, a security interest in all of such party's right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

     (e) Within 90 days following delivery of the Mortgage Files to the Trustee pursuant to this Section, the Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Sponsor, the Insurer and Freddie Mac, and the Sponsor shall have a period of 90 days after such notice within which to correct or cure any such defect.

     The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

     (f) The Sponsor shall take all necessary steps to prepare and submit for recordation an Assignment or Mortgage in the name of the Trustee for each Mortgage Loan within 30 days after the Closing Date.

     (g) The Sponsor shall sell, assign, transfer, set over and otherwise convey without recourse to the Trustee all right, title and interest of the Sponsor in and to any Eligible Substitute Mortgage Loan delivered to the Trustee on behalf of the Trust by the Sponsor pursuant to Section 2.03 or Section 2.05 hereof and all its right, title and interest to principal collected and interest accruing on such Eligible Substitute Mortgage Loan on and after the applicable Substitute Cut-Off Date; provided, however, that the Sponsor shall reserve and retain all right, title and interest in and to payments of interest due on such Eligible Substitute Mortgage Loan prior to the applicable Substitute Cut-Off Date; provided, further, that neither the Trust nor the Trustee shall be obligated to fund any future advances to the related Mortgagor under such Eligible Substitute Mortgage Loan.

     In connection with any transfer and assignment of an Eligible Substitute Mortgage Loan to the Trustee on behalf of the Trust, the Sponsor agrees to cause to be delivered to the Trustee the items described in Section 2.01(c) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 2.01(c), then no later than such later delivery time.

     (h) Each Defective Mortgage Loan that is required to be repurchased or substituted pursuant to the provisions this Agreement or the Purchase Agreement shall, upon such repurchase or substitution in accordance with the provisions hereof, be released from the Trust and from the lien created by the Pooling Agreement. As to each Mortgage Loan released from the Trust in connection with the repurchase thereof or the conveyance of an Eligible Substitute Mortgage Loan therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse, to or upon the order of the Sponsor, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the first day of the calendar month in which such Mortgage Loan is released; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest collected on such released Mortgage Loan prior to such date.

     Section 2.02. Further Encumbrance of Trust Property.

     (a) Immediately upon the conveyance to the Trust by the Sponsor of any item of the Trust Property pursuant to Section 2.01, all right, title and interest of the Sponsor in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

     (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Pooling Agreement and contemporaneously with such property vesting in the Trust pursuant to (a) above, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Securities. The Residual Certificates shall represent the beneficial ownership interest in the Trust Property, and the Residual Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

     (c) Prior to the payment in full on the Securities, the payment of all amounts due to the Insurer under the Insurance Agreement, the payment of all amounts due Freddie Mac under the Pooling Agreement, the termination of the Policy (as defined therein) and the surrender of the Policy by the Trustee to the Insurer, the Trustee shall hold the Trust Property on behalf of the Securityholders, the Insurer and Freddie Mac. Following the payment in full of the Securities and the release and discharge of the Pooling Agreement, all covenants of the Issuer under Article III of the Pooling Agreement shall, until payment in full of the Residual Certificates, remain as covenants of the Issuer for the benefit of the Residual Certificateholders, enforceable by the Residual Certificateholders to the same extent as such covenants were enforceable by the Securityholders prior to the discharge of the Pooling Agreement. Any rights of the Trustee under Article III of the Pooling Agreement, following the discharge of the Pooling Agreement, shall vest in the Residual Certificateholders.

     Section 2.03. Acceptance by Trustee; Certain Substitution of Mortgage
Loans.

     (a) The Trustee shall, at such time as there are no Securities outstanding and all sums due to (i) the Trustee or any agent or counsel thereof pursuant to the Pooling Agreement, (ii) the Trustee pursuant to this Agreement and (iii) the Insurer pursuant to the Insurance Agreement and Freddie Mac pursuant to the Pooling Agreement have been paid, release any remaining portion of the Trust Property to the Sponsor; provided, that the release of the Reserve Fund is subject to Section 2.05 of the Insurance Agreement.

     (b) The Trust hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Trustee holds and will hold such instrument, and to the extent that any documents are delivered to it pursuant to
Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Securityholders, the Insurer and Freddie Mac. If the time to cure any defect in respect of any Mortgage Loan of which the Trustee has notified the Sponsor following the review pursuant to
Section 2.01 has expired or if at any time any loss is suffered by the Trustee on behalf of the Securityholders, the Insurer or Freddie Mac, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day, the Trustee shall (i) substitute in lieu of such Mortgage Loan all Eligible Substitute Mortgage Loans and, deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Collection Account. Upon receipt of any Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of a Defective Mortgage Loan has been deposited into the Collection Account, then as promptly as practicable, the Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Loan Purchase Price into the Collection Account shall constitute the sole remedy respecting such defect available to Securityholders and the Trustee against the Sponsor.

     (c) As to any Eligible Substitute Mortgage Loan, the Sponsor shall, if required to deliver any such Eligible Substitute Mortgage Loan, deliver to the Trustee with respect to such Eligible Substitute Mortgage Loan such documents and agreements as are required to be held by the Trustee in accordance with
Section 2.01. For any Collection Period during which the Sponsor substitutes one or more Eligible Substitute Mortgage Loan, the Servicer shall determine the Substitution Amount which amount shall be deposited by the Sponsor in the Collection Account at the time of substitution. All amounts received in respect of the Eligible Substitute Mortgage Loan during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed (i) to have made with respect to such Eligible Substitute Mortgage Loan as of the date of substitution, the covenants, representations and warranties set forth in Section 2.05 and (ii) to have certified that such Mortgage Loan is an Eligible Substitute Mortgage Loan. The procedures applied by the Sponsor in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Trustee, the Securityholders, the Insurer or Freddie Mac.

     The Servicer, promptly following the transfer of a Defective Mortgage Loan from, or an Eligible Substitute Mortgage Loan to, the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such transfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Sponsor, promptly following such transfer, shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect such transfer.

     (d) On or prior to 30 days from the Closing Date (the "Addition Date"), the Sponsor may add or remove Mortgage Loans from Pool I or Pool II provided that:

     (i) the removal with respect to either Pool I or Pool II does not result in a reduction in the Pool I Principal Balance as of the Cut-Off Date below $273,100,000 or a reduction in the Pool II Principal Balance as of the Cut-Off Date below $76,900,000;

     (ii)  each added Mortgage Loan is an Eligible Substitute Mortgage Loan;

     (iii) such addition or removal does not result in a downgrade or withdrawal of the rating of the Securities or the shadow rating with respect to either Pool; and

     (iv) Freddie Mac and the Insurer shall have approved each such addition or removal.

     In the event that on the Addition Date, the Pool I Balance on the Cut-off Date is less than the Initial Pool I Balance, then on the Addition Date, the Seller will deposit cash into the Collection Account on the Addition Date equal to the deficiency.

     Section 2.04. Representations and Warranties Regarding the Servicer and the Sponsor.

     (a) The Servicer represents and warrants to the Trustee, the Insurer and Freddie Mac that as of (i) the Closing Date and (ii) each date on which any Mortgage Loans are transferred from the Sponsor to the Issuer pursuant to
Article II hereof (including transfers made pursuant to Section 2.03(d) hereof):

       (i) The Servicer is a New York corporation, validly existing and in good standing under the laws of the State of New York, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;

       (ii) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

       (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

       (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, Pooling Agreement, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

       (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Securities; and

       (vi) The Servicer is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Servicer does not intend to incur, nor does the Servicer believe that it has incurred, debts beyond its ability to pay as they mature. The Servicer does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer or any of its respective assets.

The representations and warranties set forth in this Section 2.04(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Securityholders, the Insurer or Freddie Mac, the person discovering such breach shall give written notice within five
(5) days of discovery to the other parties, the Insurer and Freddie Mac. Within 90 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee and the Controlling Party, such longer period specified in such consent, the Servicer shall cure such breach in all material respects.

     (b) The Sponsor represents and warrants to the Trustee, the Insurer and Freddie Mac that as of (i) the Closing Date and (ii) each date on which any Mortgage Loans are transferred from the Sponsor to the Issuer pursuant to
Article II hereof (including transfers made pursuant to Section 2.03(d) hereof):

       (i) The Sponsor is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware, and has the statutory power to own its assets and to transact the business in which it is currently engaged. The Sponsor is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Sponsor;

       (ii) The Sponsor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Sponsor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

       (iii) The Sponsor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

       (iv) The execution, delivery and performance of this Agreement by the Sponsor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Sponsor or any provision of the Certificate of Incorporation or bylaws of the Sponsor, or constitute a material breach of any mortgage, Pooling Agreement, contract or other agreement to which the Sponsor is a party or by which the Sponsor may be bound;

       (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Sponsor threatened, against the Sponsor or any of its properties or with respect to this Agreement or the Securities; and

       (vi) The Sponsor is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Sponsor does not intend to incur, nor does the Sponsor believe that it has incurred, debts beyond its ability to pay as they mature. The Sponsor does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor or any of its respective assets..

The representations and warranties set forth in this Section 2.04(b) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Securityholders, the Insurer or Freddie Mac, the person discovering such breach shall give prompt written notice to the other parties, the Insurer, and Freddie Mac. Within 90 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee and the Controlling Party, such longer period specified in such consent, the Sponsor shall cure such breach in all material respects.

     Section 2.05. Representations and Warranties of the Sponsor Regarding the Mortgage Loans; Removal of Certain Mortgage Loans.

     (a) The Sponsor hereby makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Mortgage Loans and upon which the Insurer is deemed to rely in issuing the Policy, and upon which Freddie Mac is deemed to have relied as well. Such representations and warranties speak as of the execution and delivery of this Agreement, as of the Closing Date and as of the applicable Transfer Date with respect to the Mortgage Loans, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Issuer and the pledge thereof to the Trustee pursuant to the Pooling Agreement,

       (i) As of the Closing Date with respect to the Mortgage Loans and as of the related Transfer Date with respect to any Eligible Substitute Mortgage Loans and with respect to any HELOC Mortgage Loan, as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

       (ii) Each Mortgage Loan is being serviced by the Servicer;

       (iii) The applicable Cut-Off Date Principal Balance has not been assigned or pledged, and the Sponsor is the sole owner and holder of such Cut-Off Date Principal Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell, assign or transfer the same pursuant to this Agreement, and upon its acquisition of the Mortgage Loans, the Trust will be the sole owner of the Cut-Off Date Principal Balance free and clear of any and all liens claims, encumbrances, participating interests, equities, pledges, charges, or security interests of any nature;

       (iv) Except with respect to liens released immediately prior to the transfer herein contemplated, each Credit Line Agreement and each Mortgage Note and related Mortgage has not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Sponsor held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Sponsor has full right and authority under all governmental and regulatory bodies having jurisdiction over the Sponsor, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Sponsor shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trust will hold good, marketable and indefeasible title, to, and be the sole owner of, each Mortgage Loan subject to no Liens;

       (v) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the related Mortgage is a valid and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgaged Property, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent;
     (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally or specifically reflected in the appraisals; and
     (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

       (vi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there is no valid right of rescission offset, defense (including the defense of usury) or counterclaim of any obligor under any Loan Agreement or Mortgage;

       (vii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

       (viii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

       (ix) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy or other title protection referred to in clause (xiv);

       (x) No Minimum Monthly Payment is more than 59 days delinquent (measured on a contractual basis);

       (xi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein and such Mortgage File has been delivered to the Trustee;

       (xii) The related Loan Agreement and the related Mortgage at origination complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, recording or disclosure laws applicable to the Mortgage Loans and consummation of the transactions contemplated hereby, including without limitation the receipt of interest, will not involve the violation or such laws;

       (xiii) On the Closing Date with respect to the Mortgage Loans and to the extent not already included in such filing, on the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the Sponsor has filed UCC-1 financing statements with respect to such Mortgage Loans;

       (xiv) A lender's policy of title insurance, expressClose.com lender master protection program (standard mortgage guaranty) or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each mortgage loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

       (xv) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, none of the Mortgaged Properties is a mobile home or a manufactured housing unit;

       (xvi) As of the Cut-Off Date for the Mortgage Loans no more than (a) 0.83% of the Pool I Mortgage Loans (by Pool I Balance), or (b) 2.58% of the Pool II Mortgage Loans (by Pool II Balance) are secured by Mortgaged Properties located in one United States postal zip code;

       (xvii) The Combined Loan-to-Value Ratio for each Pool I Mortgage Loan was not in excess of 100% and the Combined Loan-to-Value Ratio for each Pool II Mortgage Loan was not in excess of 100%;

       (xviii) Each Pool I Mortgage Loan conforms to all applicable loan origination standards with respect to loan balances as of the date of origination set forth by Freddie Mac.

       (xix) No selection procedure reasonably believed by the Sponsor to be adverse to the interests of the Securityholders, the Insurer or Freddie Mac was utilized in selecting the Mortgage Loans for sale to the Trust, provided, however, that the Mortgage Loans were selected from the pool of Mortgage Loans originated in connection with the Servicer's mortgage loan origination program;

       (xx) The Sponsor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

       (xxi) The Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily

     Principal Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

       (xxii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, each Loan Agreement and each Mortgage Loan is genuine and is a legal, valid and binding obligation and is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally;

       (xxiii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there has been no default, breach, violation or event of acceleration of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Servicer;

       (xxiv) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which (if such instrument is secured by real property) has been recorded, if necessary, to protect the interest of the Securityholders and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

       (xxv) The definition of "prime rate" in each Credit Line Agreement relating to a HELOC Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit D;

       (xxvi) The weighted average remaining term to maturity of the Pool I Mortgage Loans on a contractual basis as of the related Cut-Off Date is approximately 205 months and for the Pool II Mortgage Loans is approximately 203 months. On each date that the Loan Rates relating to HELOC Mortgage Loans have been adjusted, interest rate adjustments on the HELOC Mortgage Loans were made in compliance with the related Mortgages and Credit Line Agreement and applicable law. Over the term of each HELOC Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. With respect to the Pool I HELOC Mortgage Loans, the weighted average Loan Rate Cap is approximately 18.00%. With respect to the Pool II HELOC Mortgage Loans, the weighted average Loan Rate Cap is approximately 18.00%. With respect to the Pool I HELOC Mortgage Loans, the margins range between 0.00% and 8.00% and the weighted average margin is approximately 2.96% as of the related Cut-Off Date. With respect to the Pool II HELOC Mortgage Loans, the margins range between 0.00% and 6.52% and the weighted average margin is approximately 3.01% as of the related Cut-Off Date. The Loan Rates on the Pool I Mortgage Loans range between 2.48% and 16.27%, the Loan Rates on the Pool II Mortgage Loans range between 5.85% and 16.02% and the weighted average Loan Rate is approximately 9.15% for Pool I and 9.95% for Pool II;

       (xxvii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, each

     Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

       (xxviii) No more than 27.91% (by Pool I Balance) of the Pool I Mortgage Loans are secured by real property improved by individual condominium units, planned development units or two-to-four family residences erected thereon, and approximately 72.09% (by Pool I Balance) of the Pool I Mortgage Loans are secured by real property with a one-family residence erected thereon. No more than 28.89% (by Pool II Balance) of the Pool II Mortgage Loans are secured by real property improved by individual condominium units, planned development units or two-to-four family residences erected thereon, and approximately 71.11% (by Pool II Balance) of the Pool II Mortgage Loans are secured by real property with a one-family residence erected thereon;

       (xxix) Each Mortgage Note evidencing a Closed End Mortgage Loan is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of Section 9-105(1)(i) of the UCC. There is no obligation on the part of the Sponsor or any other party to make payments in addition to those made by the Mortgagor with respect to the Closed End Mortgage Loans;

       (xxx) The Credit Limits on the Pool I HELOC Mortgage Loans range between $7,500.00 and $316,000.00 with an average of approximately $66,400.00. The Credit Limits on the Pool II HELOC Mortgage Loans range between $3,800.00 and $700,000.00 with an average of approximately $99,760.00. The Principal Balances on the Pool I HELOC Mortgage Loans range between $0 and $280,197.00 with an average of approximately $50,800.00. The Principal Balances on the Pool II HELOC Mortgage Loans range between $0 and $700,000.00 with an average of approximately $63,000.00. The Principal Balances on the Pool I Closed End Mortgage Loans range between $9,900.00 and $125,000.00 with an average of approximately $41,000.00. The average Credit Limit Utilization Rate (weighted by credit line) of the Pool I HELOC Mortgage Loans is approximately 76.96% and of the Pool II HELOC Mortgage Loans is approximately 69.42%;

       (xxxi) Substantially all of the Mortgage Loans are second liens, and either (A) no consent for each Mortgage Loan was required by the holder of the related senior lien, if any, prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

       (xxxii) This Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Sponsor in and to the Cut-Off Date Principal Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto and all proceeds of such Cut-Off Date Principal Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Trust, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Sponsor in and to the

     Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances;

       (xxxiii) As of the Closing Date, no Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Sponsor's knowledge, no obligor of any of the Mortgage Loans has filed for bankruptcy protection;

       (xxxiv) The proceeds of each Closed End Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Closed End Mortgage Loans were paid;

       (xxxv) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. Subject to applicable state law, there is no homestead or other exemption available to the Mortgagor which would materially interfere with the rights to sell the Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgage;

       (xxxvi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, except for events permissible under Section 2.05(a)(x) of this Agreement, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Sponsor has not waived any default, breach, violation or event of acceleration;

       (xxxvii) To the best knowledge of the Sponsor, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties; Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Issuer against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law;

       (xxxviii)As of the Cut-Off Date no more than 0.10% of the Principal Balance of the Pool I Mortgage Loans nor more than 0.45% of the Principal Balance of the Pool II Mortgage Loans represents Mortgage Loans with respect to which the related Mortgagor had a Credit Score of 600 or less at the time of origination or whose Credit Score was unavailable.

       (xxxix) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer) and which is part of the Mortgage File delivered to the Trustee;

       (xl) At the time of origination of each Mortgage Loan, the related prior lien was not more than 30 days delinquent. Additionally, as of the Closing Date, no senior mortgage loan on the related Mortgaged Property was more than 59 days delinquent;

       (xli) All required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the Mortgages have been made, obtained or issued, as applicable;

       (xlii) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance to the extent required in Section 3.04 hereof covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

       (xliii) With respect to each Mortgage Loan, the related prior lien does not provide for negative amortization;

       (xliv) With respect to each Mortgage Loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related prior lien if such prior lien provides for a balloon payment;

       (xlv) All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the Sponsor is not entitled will be deposited into the Collection Account within one Business Day after the Closing Date;

       (xlvi) Each Pool I Mortgage Loan is secured by a property having an appraised value as of origination of $3,600,000 or less and each Pool II Mortgage Loan is secured by a property having an appraised value as of origination of $5,300,000 or less;

       (xlvii) Except for events permissible under this agreement, there are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. There are no defaults in complying with the terms of any senior mortgage on the related Mortgaged Property that have not been cured by anyone other than the Servicer. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Sponsor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the

     Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

       (xlviii) With respect to each Mortgage Loan, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than (a) the Credit Limit of such HELOC Mortgage Loan or (b) the Cut-Off Date Principal Balance of such Closed End Mortgage Loan or (c) the maximum insurable value of the Mortgaged Property;

       (xlix) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

       (l) With respect to the Pool I Mortgage Loans, the terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Securityholders and which has been or will be delivered to the Trustee on behalf of the Trust;

       (li) As of the Cut-Off Date, no Mortgage Loan is 30 or more days delinquent in payment of principal and interest. In addition, none of the Mortgage Loans have been 30 or more days delinquent in the last 12 months and none of the Mortgage Loans have been 30 or more days delinquent for two payment periods in the last 12 months;

       (lii) With respect to the Pool I Mortgage Loans, approximately 15.22% of the Mortgage Loans, as of the Closing Date, are fixed rate fully amortizing Mortgage Loans having an original term to maturity from the date on which the first monthly payment is due of not more than 30 years. Each Mortgage Note with respect to a fixed rate and balloon Mortgage Note will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note; provided, however, that certain Mortgage Loans -------- ------- constituting approximately 7.91% of the Cut-Off Date Aggregate Loan Balance are balloon loans that provide for final monthly payment substantially greater than the preceding monthly payments. All such balloon loans provide for monthly payment based upon a 30 year amortization schedule with a final balloon payment no later than the 15th year.

       (liii) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (li) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Sponsor, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

       (liv) None of the Mortgage Loans are cooperative share mortgages;

       (lv) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Servicer's mortgage loan origination program(s) and customary industry standards and included an assessment of the fair market value of the related mortgaged property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

       (lvi) All individual insurance policies contain a standard mortgagee clause naming the Sponsor, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

       (lvii) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

       (lviii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law and all improvements which were included for the purpose of determining the appraisal value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvement on adjoining property encroach upon the Mortgage Property;

       (lix) The proceeds of each fixed rate and balloon Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

       (lx) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

       (lxi) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or
     (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required or licensed in such state. To the best of Sponsor's knowledge, all parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

       (lxii) Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

       (lxiii) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Sponsor, or is in the process of being recorded;

       (lxiv) No Mortgage Loan was originated under a buydown plan;

       (lxv) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or is in violation of any state or municipal law comparable to HOEPA;

       (lxvi) The Servicer for each Mortgage Loan has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner;

       (lxvii) No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies;

       (lxviii) No Mortgage Loan has a prepayment penalty term longer than three years after its origination;

       (lxix) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the descriptions thereof set forth in the Information Circular and the Prospectus Supplement;

       (lxx) Each Mortgage Loan was originated on or after December 23, 1998;

       (lxxi) The Sponsor represents and warrants that the Servicer currently operates or actively participates in an on-going business (A) to originate single family mortgage loans ("Loans"), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

              (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80 percent of the area median income); or

              (b) very low-income families (families with incomes of 60% or less of area median income).

       (lxxii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

       (lxxiii) With respect to the Pool I Mortgage Loans, to the best of Sponsor's knowledge, no Mortgage Loan that is a second-lien Mortgage Loan has a principal balance as of the applicable Cut-Off Date in excess of half of Freddie Mac's loan limits for such type of residence;

       (lxxiv) To the best of Sponsor's knowledge, the pool of Mortgages backing the Class A-1 Certificates does not contain the first and second lien mortgage loans relating to a single Mortgaged Property if the aggregate original principal balance of such mortgage loans exceeds Freddie Mac's loan limits. To the best of Sponsor's knowledge, the pool of Mortgages backing the Securities will not result in a violation of Freddie Mac's loan limitations;

       (lxxv) Each Mortgage Loan was originated substantially in accordance with Servicer's underwriting criteria, which conform to the underwriting criteria set forth in the Information Circular (for the Pool I loans) or the Prospectus Supplement (for the Pool II loans);

       (lxxvi) There exists no violation of any local, state or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Sponsor has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Sponsor's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

       (lxxvii) The Sponsor has caused or will cause to be performed any and ail acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignment of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

       (lxxviii) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

       (lxxix) There is no obligation on the part of the Sponsor or any other party to make payments in addition to those made by the Mortgagor;

       (lxxx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under existing law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Securityholders or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

       (lxxxi) Each Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the Mortgage Loan and any waiver of any right of cancellation or rescission exercised by the Mortgagor was in accordance with applicable law and is binding on the Mortgagor.

With respect to the representations and warranties set forth in this Section
2.05 that are made to the best of the Sponsor's knowledge or as to which the Sponsor has no knowledge, if it is discovered by the Sponsor, the Servicer, the Insurer, Freddie Mac or a Responsible Officer of the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the Servicer pursuant to Section 5.04 or 6.02. Upon discovery by the Sponsor, the Servicer, the Insurer, Freddie Mac or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Sponsor as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Securityholders or the Insurer or Freddie Mac in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties and to the Insurer and Freddie Mac. Within 90 days of its discovery or its receipt of notice of such breach, the Sponsor shall use all reasonable efforts to cure such breach in all material respects or shall, not later than the Business Day next preceding the Payment Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Trustee or the Controlling Party as evidenced by their written consents), either (a) accept a transfer of such Mortgage Loan from the Trust or (b) substitute an Eligible Substitute Mortgage Loan, each in the same manner and subject to the same conditions as set forth in Section 2.03; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loans, as the case may be, the Sponsor shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.03 with respect to the transfer of

Mortgage Loans under that Section. Freddie Mac and the Insurer shall be notified of any substitution of an Eligible Substitute Mortgage Loan.

     It is understood and agreed that the obligation of the Sponsor to accept a removal of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Sponsor respecting such breach available to Securityholders, the Trustee on behalf of Securityholders, the Insurer and Freddie Mac; provided, however, that the Sponsor shall defend and indemnify the Trustee, the Insurer, Freddie Mac and the Securityholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Sponsor (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.05(a)(xxxii), the Sponsor shall pay to the Trust the sum of (i) the amount of the related Principal Balances, plus unpaid accrued interest on each such Principal Balance at the applicable Loan Rate to the date of payment, (ii) the amount of any loss suffered by the Securityholders, the Insurer or Freddie Mac with respect to the affected Mortgage Loans and (iii) all amounts owing to the Insurer pursuant to the Insurance Agreement and to Freddie Mac pursuant to the Pooling Agreement.

     The Sponsor does hereby assign to the Trust the benefits of the representations and warranties made to it with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement and the Trust may exercise the rights with respect thereto relating to a Mortgage Loan, including the right to require repurchase in the event such Mortgage Loan is not repurchased by the Sponsor

     Section 2.06. Covenants of the Sponsor. The Sponsor hereby covenants that:

     (a) Security Interests. The Sponsor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loans, whether now existing or hereafter created, or any interest therein; the Sponsor will notify the Trustee, the Insurer and Freddie Mac of the existence of any Lien on any Mortgage Loans immediately upon discovery thereof; and the Sponsor will defend the Trust's right, title and interest (including the Trust's security interest) in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Sponsor; provided, however, that nothing in this Section 2.06(a) shall prevent or be deemed to prohibit the Sponsor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Sponsor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

     (b) UCC-1 Financing Statements. On the Closing Date with respect to the Mortgage Loans and, to the extent not already included in such filing, on the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the Sponsor will file UCC-1 financing statements with respect to such Mortgage Loans.

     (c) Negative Pledge. The Sponsor hereby agrees not to transfer, assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Residual Certificates except in accordance with Sections
5.05 and 6.02 hereof and in accordance with the Insurance Agreement and the Trust Agreement.

     (d) Downgrading. The Sponsor will not engage in any activity which would result in a downgrading or withdrawal of the ratings on the Securities without regard to the effect of the Policy or the Guarantee.

     (e) Amendment to Certificate of Incorporation. The Sponsor will not amend its Certificate of Incorporation without prior written notice to the Trustee and the Rating Agencies and the prior written consent of the Controlling Party which consent shall not be unreasonably withheld.

     (f) Principal Place of Business. The Sponsor's principal place of business is in California, and the Sponsor will not change its principal place of business without prior written notice to the Trustee, the Rating Agencies, Freddie Mac and the Insurer.

     Section 2.07. Removal of Mortgage Loans at Election of Issuer. Subject to the conditions set forth below and Section 8.2 of the Pooling Agreement, the Issuer may, but shall not be obligated to, require the removal of Mortgage Loans from Pool I and/or Pool II, from time to time, as of the close of business on a Payment Date (each, a "Removal Date"). On the tenth Business Day (the "Removal Notice Date") prior to the Removal Date designated in such notice, the Issuer shall give the Trustee, the Insurer, Freddie Mac (with respect to Pool I only) and the Servicer a notice of the proposed removal that contains a list of the Mortgage Loans to be removed. Such removal of Mortgage Loans in Pool I or Pool II shall be permitted upon satisfaction of the following conditions:

       (i) The applicable Rapid Amortization Period shall not have commenced;

       (ii) On the Removal Date, the related Overcollateralization Amount (after giving effect to the removal from the applicable Pool of the Mortgage Loans proposed to be removed) exceeds the related Specified Overcollateralization Amount;

       (iii) The transfer of such Mortgage Loans on any Removal Date during the related Managed Amortization Period shall not, in the reasonable belief of the Sponsor, cause a Rapid Amortization Event with respect to the related Class of Securities to occur or an event which with notice or lapse of time or both would constitute such a Rapid Amortization Event and a Rapid Amortization Event has not occurred;

       (iv) On or before the Removal Date, the Issuer shall have delivered to the Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Removal Date, and the Servicer shall have marked the Electronic Ledger to show that the Mortgage Loans removed are no longer included in the applicable Pool;

       (v) The Issuer shall represent and warrant that no selection procedures reasonably believed by the Issuer to be adverse to the interests of the Securityholders or the Insurer or Freddie Mac (with respect to Pool I only) were utilized in selecting the Mortgage Loans to be removed from the applicable Pool;

       (vi) In connection with each such removal of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Removal Notice Date notice of such proposed removal of Mortgage Loans and, prior to the Removal Date, shall have notified the Trustee, the Insurer and Freddie Mac (with respect to Pool I only) in writing that such removal of Mortgage Loans would not result in a reduction or withdrawal of its then current ratings of the Class A-1 Certificates or of the Class A-2 Notes, in either case without regard to the Policy or Guarantee, as applicable; and

       (vii) The Issuer shall have delivered to the Trustee, the Insurer and Freddie Mac an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Trustee, the Insurer and Freddie Mac may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

       (viii) The Insurer and Freddie Mac shall have been given an opportunity to review any Mortgage Loans proposed to be removed by the Trust.

     Upon receiving the requisite information from the Issuer, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Removal Date the Trustee shall deliver, or cause to be delivered, to the Issuer the Mortgage File for each Mortgage Loan being so transferred, and the Trustee shall execute and deliver to the Issuer such other documents prepared by the Issuer as shall be reasonably necessary to remove such Mortgage Loans from the applicable Pool. Any such removal of Mortgage Loans shall be without recourse, representation or warranty by or of the Trustee or the Trust to the Issuer. The review right given to the Insurer and Freddie Mac in clause (viii), above, must be completed prior to the Removal Date.

     Section 2.08. Execution and Authentication of Securities. The Trustee, on behalf of the Trust, has caused to be executed, authenticated and delivered to or upon the order of the Sponsor, in exchange for the Trust, concurrently with the sale, assignment and conveyance to the Trustee of the Trust, two classes of Securities (the Class A-1 Certificates representing beneficial interests in the Trust and the Class A-2 Notes representing indebtedness of the Trust) in authorized denominations and the Residual Certificates, evidencing the ownership of the Trust.

     Section 2.09. Tax Treatment. It is the intention of the Sponsor and the Residual Certificateholders that the Securities will be indebtedness of the Sponsor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Sponsor, the Trustee and each Securityholder (or Security Owner) by acceptance of its Security (or, in the case of a Security Owner, by virtue of such Security Owner's acquisition of a beneficial interest therein) agrees to treat the Securities (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Sponsor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Securityholder agrees that it will cause any Security Owner acquiring an interest in a Security through it to comply with this Agreement as to treatment of the Securities as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee will prepare and file all tax reports required hereunder consistent with this Agreement except as may be required by or provided in Section 3.15.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 3.01. The Servicer.

     (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Mortgage Loans and perform the other actions under this Agreement. The Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trustee, the Securityholders, the Residual Certificateholders, the Insurer and Freddie Mac for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trust, to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to make deposits to and withdrawals from the Collection Account. The Trustee and the Owner Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

       (i) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

       (ii) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides for negative amortization.

     The Servicer may also, without prior approval from the Rating Agencies, Freddie Mac or the Insurer, increase the Credit Limits on HELOC Mortgage Loans included in Pool II provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the HELOC Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date and (ii) such increases are consistent with the Servicer's credit and collection policies. No material change or departure from the Servicer's credit and collection policies with respect to any Mortgage Loans as in effect as of the Closing Date shall be permitted without the prior written consent of the Insurer and of Freddie Mac.

     In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor; provided that (i) such changes do not materially and adversely affect the interests of Securityholders, Residual Certificateholders, Freddie Mac or the Insurer, (ii) such changes are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee, the Insurer and Freddie Mac and (iii) the Rating Agencies, the Insurer and Freddie Mac are promptly notified of the changes.

     In addition to the foregoing, the Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans; provided that such changes (i) do not materially and adversely affect the interest of Securityholders, the Insurer or Freddie Mac and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee, the Insurer and Freddie Mac. Nothing herein shall limit the right of the Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (b) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer, without charge, or assume the terminated Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

     Section 3.02. Collection of Certain Mortgage Loan Payments.

     (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loans and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the Mortgage Loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Securityholders pursuant to Section 4.01.

     (b) The Servicer shall on the Closing Date deposit into the Collection Account any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the related Cut-Off Date and prior to the Closing Date (exclusive of payments in respect of accrued interest due on or prior to such Cut-Off Date) and thereafter the Servicer, or the Sponsor, as the case may be, shall deposit into the Collection Account within one Business Day following receipt thereof the following payments and collections received or made by it (without duplication):

       (i) all collections on and in respect of the Mortgage Loans;

       (ii) the amounts, if any, deposited to the Collection Account pursuant to Section 3.04;

       (iii) Net Liquidation Proceeds;

       (iv) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Servicer pursuant to the last sentence of
     Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer);

       (v) any amounts required to be deposited therein pursuant to
     Section 7.01;

       (vi) any amounts drawn under the Policy pursuant to Section 8.4(d) of the Pooling Agreement; and

       (vii) any amounts drawn pursuant to the Demand Note;

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Servicer shall remit all Foreclosure Profits to the Sponsor.

     The Trustee shall hold amounts deposited in the Collection Account as trustee for the Securityholders, the Insurer and Freddie Mac. The Servicer shall notify the Trustee, the Insurer, and Freddie Mac in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Payment Date. Following such notification, the Servicer shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of such payments and collections.

     At the direction of the Servicer, the Trustee shall invest funds in the Collection Account in Eligible Investments. All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

     Section 3.03. Withdrawals from the Collection Account. From time to time, withdrawals may be made from the Collection Account by the Servicer for the following purposes:

       (i) If not received by the Servicer pursuant to Section 3.02(b), to the Servicer as payment for its Servicing Fee pursuant to Section 3.08;

       (ii) To pay to the Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to
     Section 8.7 of the Pooling Agreement to the extent provided by the second to the last and the last paragraph of Section 3.02(b);

       (iii) To make or to permit the Paying Agent to make distributions and payments pursuant to Section 8.7 of the Pooling Agreement;

       (iv) Prior to the Collection Period preceding the commencement of the Rapid Amortization Period, to pay to the Sponsor the amount of any Additional Balances as and when created during the related Collection Period; provided, that the aggregate amount so paid to the Sponsor in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period;

       (v) To pay to the Servicer any Liquidation Expenses not reimbursed prior to the deposit of Net Liquidation Proceeds to the Collection Account;

       (vi) Upon termination of the Trust, to make any payments required by
     Section 7.01.

     If the Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b), any provision herein to the contrary notwithstanding.

     Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall (a) conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and (b) if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account without right of reimbursement, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

     Section 3.05. Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate signed by a Servicing Officer certifying that such agreement is in compliance with this Section 3.05 and by forwarding to the Trustee the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Loan Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

     Section 3.06. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided, that if the Servicer has knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to incur any Liquidation Expenses or to otherwise expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust.

     The Servicer, in its sole discretion, shall have the right but not the obligation to purchase for its own account from the Trust any Mortgage Loan which is 91 days or more delinquent. The Servicer shall notify Freddie Mac and the Insurer in writing of any such purchase. The price for any Mortgage Loan purchased hereunder (which shall be at a purchase price equal to the Loan Purchase Price thereof), shall be deposited in the Collection Account and the Trustee, upon receipt of a certificate from the Servicer in the form of Exhibit C-1 hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the purchaser of such Mortgage Loans any Mortgage Loans released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loans and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loans, and all security and documents, free of any further obligation to the Trustee, the Insurer, Freddie Mac, the Securityholders or the Residual Certificateholders with respect thereto.

     Section 3.07. Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Trustee of the payment in full of the Principal Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Principal Balance of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release substantially in the form attached hereto as Exhibit C signed by a Servicing Officer, release the related Mortgage File to the Servicer and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee.

     In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall, within two Business Days, reassign such Mortgage Loan to the Trustee and return the related Mortgage File to the place where it was being maintained. The Residual Certificateholders shall be deemed to have repurchased the ownership interest in any Liquidated Mortgage Loan in Pool I beneficially held by Holders of the Class A-1 Certificates. After such repurchase, the Servicer, if requested by such Residual Certificateholders and if offered suitable indemnification and reimbursement for expenses, is authorized to seek a deficiency judgment if permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Residual Certificateholders to the extent of any Liquidation Loss Amount.

     Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee pursuant to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders and the Residual Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds.

     Section 3.09. Annual Statement as to Compliance.

     (a) The Servicer will deliver to the Trustee, the Insurer, Freddie Mac and the Rating Agencies, on or before March 31 of each year, beginning March 31, 2001, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Trustee, the Insurer, Freddie Mac and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

     Section 3.10. Annual Servicing Report. On or before March 31 of each year, beginning March 31, 2001, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Insurer, Freddie Mac and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement), that such examination was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Section 3.11. Annual Opinion of Counsel. On or before March 31 of each year, beginning March 31, 2001, the Sponsor, at its expense, shall deliver to the Trustee, the Insurer and Freddie Mac the applicable Opinion of Counsel specified in Exhibit B hereto.

     Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans.

     (a) Servicer shall provide to the Trustee, the Insurer, Freddie Mac, any Securityholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

     (b) The Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent, on or before the start of the Determination Date preceding the related Payment Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Securityholders and to make any claim under the Policy or Guarantee.

     Section 3.13. Maintenance of Certain Servicing Insurance Policies. The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees, or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring the Fidelity Bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Freddie Mac in Freddie Mac's Seller/Servicer's Guide. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

     Section 3.14. Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Servicer and the Sponsor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

     Section 3.15. Tax Returns. In accordance with Section 2.09 hereof, the Servicer shall prepare and file any Federal, State or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust as provided in Article V of the Trust Agreement, including, without limitation, forms 1099 and 1065. The Sponsor shall treat the Mortgage Loans as its property for all Federal, State or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal, State or local tax returns, the Servicer shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Securityholders. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Securityholders, the Residual Certificateholders or the Security Owners arising under any tax law, including, without limitation, Federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith), except as provided in Sections 5.06 and 5.07 of this Agreement. The Trustee shall represent the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority or otherwise act on behalf of the Trust in relation to any tax matter involving the Trust, provided, that to the extent that such representation affects Freddie Mac's obligations under the Guarantee, the Trustee agrees to consult with Freddie Mac and accommodate Freddie Mac's reasonable requests.

     Section 3.16. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2000, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

     Section 3.17. Inspection Rights; Miscellaneous

     (a) Within 90 days of the Closing Date, Freddie Mac will have the right to review up to 500 of the Mortgage Files and the related underwriting documentation in order to ascertain whether each Mortgage Loan was originated generally in accordance with the Servicer's underwriting criteria.

     If Freddie Mac determines that more than 20% (by number) of the 500 Mortgage Loans in such sample were not so originated in accordance with such the Servicer's underwriting criteria, Freddie Mac will have the right to review additional Mortgage Loans until Freddie Mac has reviewed a sample of Mortgage Loans less than 20% (by number) of which were not so originated.

     With respect to any Mortgage Loan for which the value of the related Mortgaged Property at the time of origination did not adequately support the original loan amount of the Mortgage Loan due to the value, condition, marketability or adverse environmental conditions of such Mortgaged Property, the Sponsor shall repurchase such Mortgage Loan or replace such Mortgage Loan with a substitute Mortgage Loan acceptable to Freddie Mac and the Insurer. In addition, Freddie Mac shall have the right to collect data on an additional 1,200 Mortgage Loans over and above the Mortgage Loans reviewed as described in the first paragraph of this Section 3.17(a).

     Freddie Mac has the right to review any Mortgage Loan at any time. With respect to any Mortgage Loan that goes into foreclosure, Freddie Mac will have the right to request that the Servicer deliver a copy of the related Mortgage File to Freddie Mac.

     (b) Freddie Mac, for a period of two years from the Closing Date, may contact the Servicer to confirm that the Servicer continues actively to engage in a business to originate mortgage loans to low-income families and to obtain other non-proprietary information about the Sponsor's activities that may assist Freddie Mac in completing its own regulatory requirements. The Servicer will use its best efforts to provide such information to Freddie Mac.

     (c) For each Mortgage Loan, the Servicer will accurately and fully report its borrower credit files to each of Equifax Credit Information Services, Inc., TransUnion, LLC and Experion Information Solution, Inc. (or their successors) in a timely manner on a monthly basis.

     (d) Freddie Mac, from time to time, shall have the right to audit the Servicer's servicing practices and to review the Mortgage Files. The Servicer shall forward to Freddie Mac and the Insurer all of its financial statements.

     (e) The Servicer will not increase the applicable Credit Limit on any HELOC Mortgage Loan included in Pool I.

     (f) The Servicer will not allow any further draws on any HELOC Mortgage Loan if (i) the related borrower is 90 days delinquent in payment of principal and interest on such HELOC Mortgage Loan; (ii) the related borrower is 60 days delinquent in payment of principal and interest on such HELOC Mortgage Loan, unless a payment has been made by the borrower in the last 30 days on that 60-day delinquent HELOC Mortgage Loan; or (iii) any loan senior to that HELOC Mortgage Loan is 90 days delinquent in payment of principal and interest or 60 days delinquent in such payment, unless a payment has been made by the borrower in the last 30 days on that 60-day delinquent loan; provided, however, that if the Servicer does not service such senior loan, then the condition described in clause (iii) will be satisfied to the extent that, to the best knowledge of the Servicer, such senior loan is not so delinquent.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

Section 4.01. Servicing Certificate. Not later than seven (7) Business Days prior to the Payment Date, the Servicer shall deliver to the Trustee, a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Payment Date, the series number of the Securities, the date of this Agreement, and:

       (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

       (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

       (iii) the Principal Collections for such Payment Date, separately stating the components thereof;

       (iv) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

       (v) the related Pool Balance for each Pool as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

       (vi) the aggregate amount of Additional Balances created during the previous Collection Period;

       (vii) by Pool and in the aggregate, the number and aggregate Principal Balances of Mortgage Loans (A) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 or more days respectively and (B) that have become REO, in each case as of the end of the preceding Collection Period; (C) as to which foreclosure proceedings have been commenced, and (D) in bankruptcy and delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date;

       (viii) the amount to be paid to the Servicer pursuant to Section 8.7(d)(xi) of the Pooling Agreement;

       (ix) the number and Principal Balances of any Mortgage Loans removed to the Sponsor pursuant to Section 2.07;

     The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section
8.7 of the Pooling Agreement, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Trustee, the Insurer and Freddie Mac. The Servicer shall give notice of any such change to the Rating Agencies.

     Section 4.02. Reserved.

     Section 4.03. The Trustee Remittance Report.

     (a) On each Determination Date by noon Eastern Standard time, the Trustee shall furnish a report (the "Trustee Remittance Report") in the form attached as Exhibit F-1 to this Agreement (together with a statement containing the information that is required to be included in the statement to be prepared by the Trustee pursuant to Section 4.03) to the Guarantor and the Insurer by electronic medium as agreed to by the Trustee, the Guarantor and the Insurer, or as applicable.

     (b) Subject to paragraph (d) below, if in any month the Trustee fails to deliver the Trustee Remittance Report by 5:00 p.m. Eastern Standard time on the related Determination Date, the Guarantor shall use its best efforts to determine the amount of any required Guarantor Payment. If on any Distribution Date the Guarantor makes any Guarantee Payment as a result of the failure of the Trustee to distribute any remittance, the Trustee shall pay the Guarantor from its own funds (not from the proceeds of the Trust Fund), not later than the fourth Business Day following such Distribution Date, a $100 fee plus an amount equal to the product of (i) the principal portion of such Guarantee Payment,
(ii) a percentage equal to (A) the Prime Rate plus 2.00% divided by (B) 365 and
(iii) the number of days between the Determination Date and the date on which the Guarantor received the Trustee Remittance Report.

     (c) Subject to paragraph (d) below, if in any month the Trustee fails to provide the Guarantor the Trustee Remittance Report on or prior to the Determination Date, the Trustee shall pay to the Guarantor the following amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Trustee shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth consecutive such failure to provide a Trustee Remittance Report to the Guarantor pursuant to Section 4.03 (a) shall constitute an event of default and permit the Guarantor to remove the Trustee for cause.

     (d) The Trustee shall have no responsibility or liability (including removal as Trustee) under paragraphs (b) and (c) of this Section 4.03 if the Trustee's failure to timely deliver the Trustee Remittance Report is due to the failure of the Servicer to furnish the Trustee with a Servicing Certificate or Loan Data Remittance Report in accordance with Sections 4.01 and 4.04(a). If the Trustee's failure to timely deliver the Trustee Remittance Report is due to the failure of the Servicer to furnish the Trustee with a Servicing Certificate or Loan Data

Remittance Report in accordance with Sections 4.01 and 4.04(a), the Servicer shall pay to the Guarantor the amount set forth in Section 4.03(b) above provided, however, that the Servicer shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth consecutive such failure to provide the Trustee with a report to accordance with Section 4.04(a) and thereby causing the Trustee's failure to timely deliver a Trustee Remittance Report to the Guarantor pursuant to Section 4.03(a) shall constitute an Event of Servicing Termination and permit the Guarantor to remove the Servicer for cause.

     (e) On each Determination Date by noon Eastern Standard time, the Trustee shall forward to the Guarantor by electronic medium as agreed to by the Trustee and the Guarantor a report describing each Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period, any Liquidation Proceeds received or Liquidation Loss Amounts incurred with respect to each such Liquidated Mortgage Loan and Liquidation Expenses incurred in the liquidation of any such Liquidated Mortgage Loan, in each case to the extent that the Trustee has received from the Servicer a report providing such information.

     Section 4.04. Loan Data Remittance Report.

     (a) On the seventh Business Day before each Payment Date (the "Loan Data Remittance Date") by noon Eastern Standard time, the Servicer shall furnish a report (the "Loan Data Remittance Report") in the form attached as Exhibit F-2 to this Agreement to the Guarantor, the Insurer and the Trustee by electronic medium as agreed to by the Servicer, the Trustee, the Insurer and the Guarantor.

     (b) If in any month the Servicer fails to provide the Guarantor the Loan Data Remittance Report on or prior to the Loan Data Remittance Date, the Servicer shall pay to the Guarantor the following amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Servicer shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth consecutive such failure to provide a Loan Data Remittance Report to the Guarantor pursuant to Section 4.04(a) shall constitute an event of default and permit the Guarantor to remove the Servicer for cause.

     Section 4.05. Reserve Fund.

     (a) Amounts on deposit in the Reserve Fund will, at the direction of the Servicer, be invested in Eligible Investments maturing no later than the day before the next Payment Date or on such Payment Date if approved by the Rating Agencies and the Controlling Party.

     All income and gain realized from any investment of funds in the Reserve Fund shall be considered part of the Reserve Fund until released pursuant to the Pooling Agreement. Following that point all earnings shall go to the Sponsor. The Sponsor will report for Federal, state and local income tax purposes the income, if any, represented by the Reserve Fund.

     (b) Following the termination of the Trust pursuant to Section 7.01 hereof, the Trustee shall withdraw all amounts then on deposit in the Reserve Fund pursuant to the Pooling Agreement.

                                   ARTICLE V

                          THE SERVICER AND THE SPONSOR

     Section 5.01. Liability of the Servicer and the Sponsor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Sponsor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Sponsor.

     Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Sponsor. Any corporation into which the Servicer or the Sponsor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Sponsor shall be a party, or any corporation succeeding to the business of the Servicer or the Sponsor, shall be the successor of the Servicer or the Sponsor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 5.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Securityholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders and Residual Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to
Section 8.7(d)(xi) of the Pooling Agreement. The

Servicer's right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section
5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section 5.04. Servicer Not to Resign. Subject to the provisions of Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee, the Insurer and Freddie Mac in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee, the Insurer and Freddie Mac prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Securities without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Controlling Party, as evidenced by a letter from each to the Trustee; provided, however, that no such resignation by the Servicer shall become effective until the Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with
Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause
(i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Insurer and Freddie Mac. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Securityholder or Residual Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.

     Section 5.05. Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04. The Servicer's delegation of any of its duties hereunder to any subservicer shall be subject to the prior approval of the Controlling Party; provided, that any such subservicer must be an "approved servicer" of Freddie Mac. The Servicer shall terminate its delegation of any of its duties hereunder to any subservicer at the Controlling Party's reasonable request.

     Section 5.06. Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Trust, the Owner Trustee and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section
5.06 shall survive termination of this Agreement.

     Section 5.07. Indemnification of the Trust by the Sponsor. Notwithstanding anything to the contrary contained herein, the Sponsor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to a Securityholder as a result of defaults on the Mortgage Loans) to the extent that the Sponsor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Sponsor was a general partner and (ii) shall indemnify and hold harmless the Trust, the Owner Trustee and the Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to a Securityholder as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust, the Owner Trustee or the Trustee, or the actions of the Servicer, including, but not limited to, amounts payable to the Servicer pursuant to Section 5.03, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Sponsor shall not indemnify the Owner Trustee or the Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Owner Trustee's or the Trustee's willful malfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Owner Trustee or Trustee for a breach of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

     Section 5.08. Limitation on Liability of the Sponsor. None of the directors or officers or employees or agents of the Sponsor shall be under any liability to the Trust, the Owner Trustee or the Trustee, the Securityholders or the Residual Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Securities; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or breach of representations and warranties made herein, or against any specific liability imposed on such Person in the performance of the duties hereunder. Except as provided in Section 5.07, the Sponsor shall not be under any liability to the Trust, the Owner Trustee or the Trustee or the Securityholders or Residual Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Sponsor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Sponsor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Sponsor and any director or officer or employee or agent of the Sponsor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE VI

                              SERVICING TERMINATION

     Section 6.01. Events of Servicing Termination. If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

       (i) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Insurer or Freddie Mac or Holders of Securities evidencing more than 25% of the Principal Balance of the Securities instruct otherwise; or

       (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Securities or in this Agreement, which failure continues unremedied for a period of 15 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Insurer or Freddie Mac or the Holders of Securities evidencing more than 25% of the Principal Balance of the Securities; or

       (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

       (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

       (v) the occurrence of an Event of Servicer Termination under the Insurance Agreement;

       (vi) the Servicer is no longer an "approved servicer" of Freddie Mac;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, either the Trustee, the Controlling Party or the Holders of Securities evidencing more than 50% of the Outstanding Amount of the Securities, in each case with the consent of the Controlling Party, by notice then given in writing to the Servicer (and to the Trustee if given by the Insurer or the Holders of Securities) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Upon the occurrence of a Servicer Termination Delinquency Rate Trigger or Servicer Termination Loss Trigger as those terms are defined in the Insurance Agreement, the Insurer may, in its reasonable discretion, terminate all of the rights and obligations of the Servicer pursuant to the terms hereof. Any such notice to the Servicer shall also be given to each Rating Agency, Freddie Mac and the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 6.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 6.01(i) for a period of one Business Day or under Section 6.01(ii) for a period of 15 days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes or floods. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Sponsor, Freddie Mac, the Insurer and the Securityholders and Residual Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee, the Insurer and Freddie Mac in writing of any Events of Servicing Termination.

     Section 6.02. Trustee to Act; Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.01 or resigns pursuant to Section 5.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Notwithstanding the above, if the Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Sections 6.7 and 6.8 of the Pooling Agreement. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may with the consent of the Controlling Party (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under this Agreement and having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Controlling Party, as evidenced by its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies without regard to the Policy or the Guarantee. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Securityholders and Residual Certificateholders, the Insurer and Freddie Mac and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an Insurance Policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein.

     Section 6.03. Notification to Securityholders and Residual Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VI or Section 5.04, the Trustee shall give prompt written notice thereof to the Securityholders and Residual Certificateholders (at their respective addresses appearing in the Security Register and in the Residual Certificate Register), the Insurer, Freddie Mac and each Rating Agency.

                                   ARTICLE VII

                                   TERMINATION

     Section 7.01. Termination.

     (a) The respective obligations and responsibilities of the Servicer, the Sponsor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Securityholders after the final Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Payment Date pursuant to this Article VII following the later of (A) the Payment Date following payment in full of all amounts owing to the Insurer and Guarantor and (B) the earliest of (i) the transfer, under the conditions specified in Section 7.01(b), to the Sponsor of the Securityholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loans remaining in the Trust for an amount equal to the sum of (v) the sum of the Class A-1 Certificate Principal Balance and the Class A-2 Note Principal Balance, (w) the sum of accrued and unpaid Class A-1 Interest Payment Amount and Class A-2 Interest Payment Amount through the day preceding the final Payment Date, (x) the sum of the Class A-1 Deferred Interest and Class A-2 Deferred Interest and any interest accrued on any Class A-1 Deferred Interest or Class A-2 Deferred Interest to the extent legally permissible, (y) all amounts due and owing the Insurer pursuant to the Insurance Agreement and Section 8.7 of the Pooling Agreement and (z) all amounts due and owing Freddie Mac under the Pooling Agreement, (ii) the day following the Payment Date on which the distribution made to Securityholders has reduced the Class A-1 Certificate Principal Balance and the Class A-2 Note Principal Balance to zero and no other amounts are owed to the Securityholders hereunder, no other amounts are owed to the Insurer pursuant to the Insurance Agreement and Section 8.7 of the Pooling Agreement and no other amounts are owed to Freddie Mac under the Pooling Agreement, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loans pursuant to Section 5.4 of the Pooling Agreement) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Payment Date in September 2026; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (a)(B)(i) of this Section 7.01, the Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as the Sponsor may reasonably request to effect the transfer of the Mortgage Loans to the Sponsor.

     (b) (i) The Sponsor shall have the right to exercise the option to effect the transfer to the Sponsor of each Pool I Mortgage Loan pursuant to
     Section 7.01(a)(B) above on any Payment Date on or after the Payment Date immediately prior to which the Class A-1 Certificate Principal Balance is less than ten percent (10%) of the Original Class A-1 Certificate Principal Balance and all amounts due and owing to the Insurer for unpaid premiums and unreimbursed draws on the Policy (in each case, related to the Class A-1 Certificates) and all other amounts due and owing to the Insurer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance

     Agreement, and all amounts due and owing to Freddie Mac under the Pooling Agreement, have been paid.

          (ii) The Sponsor shall have the right to exercise the option to effect the transfer to the Sponsor of each Pool II Mortgage Loan pursuant to
     Section 7.01(a)(B) above on any Payment Date on or after the Payment Date immediately prior to which the Class A-2 Note Principal Balance is less than ten percent (10%) of the Original Class A-2 Note Principal Balance and all amounts due and owing to the Insurer for unpaid premiums and unreimbursed draws on the Policy (in each case, related to the Class A-2 Notes) and all other amounts due and owing to the Insurer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Insurer pursuant to the Insurance Agreement and to Freddie Mac, together with interest thereon as provided under the Insurance Agreement, have been paid.

     (c) The Sponsor, at its expense, shall prepare and deliver to the Trustee for execution, at the time the related Mortgage Loans are to be released to the Sponsor, appropriate documents assigning each such Mortgage Loan from the Trustee to the Sponsor and shall promptly record such assignments.

     (d) The Sponsor shall not exercise its right to repurchase the Mortgage Loans pursuant to Section 7.01(b) hereof if (a) such repurchase would result in a draw on the Policy or a Guarantee Payment, without the consent of the Insurer or Freddie Mac as applicable, which consent shall not be unreasonably withheld,
(b) reimbursement is due to the Insurer or Freddie Mac and (c) the Overcollateralization Amount for Pool I and/or Pool II at such time does not equal the Specified Overcollateralization Amount for such Pool (unless the Controlling Party waives such requirement).

                                  ARTICLE VIII

                      ADMINISTRATIVE DUTIES OF THE SERVICER

Section 8.01.     Administrative Duties.

     (a) Duties with Respect to the Pooling Agreement. The Servicer shall perform all its duties and the duties of the Issuer under the Pooling Agreement. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Pooling Agreement. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Pooling Agreement. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Pooling Agreement. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Pooling Agreement.

     (b) Duties with Respect to the Issuer.

       (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

       (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trustee, the Insurer and Freddie Mac in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Residual Certificateholder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trustee pursuant to such provision.

       (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Sponsor set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Residual Certificateholders (as defined in the Trust Agreement).

       (iv) The Servicer shall perform the duties of the Sponsor specified in
     Section 11.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

       (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

     (c) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, the Insurer and Freddie Mac of the proposed action and the Owner Trustee, the Insurer and Freddie Mac shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

       (A) the amendment of or any supplement to the Pooling Agreement;

       (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

       (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

       (D) the appointment of successor Security Registrars, successor Paying Agents and successor Trustees pursuant to the Pooling Agreement or the appointment of successor Servicers or the consent to the assignment by the Security Registrar, Paying Agent or Trustee of its obligations under the Pooling Agreement; and

       (E) the removal of the Trustee.

     (d) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not,
(1) make any payments to the Securityholders or Residual Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.4 of the Pooling Agreement, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     (e) The Trustee or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under Section 8.01.

     Section 8.02. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Trustee at any time during normal business hours.

     Section 8.03. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Trustee from time to time such additional information regarding the Mortgage Loans as the Issuer and the Trustee shall reasonably request.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.01. Amendment. This Agreement may be amended from time to time by agreement among the Sponsor, the Servicer, and the Trustee, in each case without notice to or the consent of any of the Securityholders or Residual Certificateholders, but only with the consent of the Insurer and of Freddie Mac (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Sponsor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Securities (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Sponsor nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to comply with any requirement imposed by the Code; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Securityholder or any Residual Certificateholder, the Insurer or Freddie Mac; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Securityholders and the Residual Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Securities without regard to the Policy or Guarantee.

     This Agreement also may be amended from time to time by agreement among the Servicer, the Sponsor and the Trustee, with the consent of the Insurer, Freddie Mac and the Holders of the Securities evidencing more than 50% of the Outstanding Amount of the Securities and the Holders of the Residual Certificates evidencing more than 50% of the percentage interest in the Residual Certificates (which consent of such Holders of Securities and Residual Certificates given pursuant to this Section 9.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and all future Holders of such securities and of any security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders or the Residual Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Securities or distributions or payments under the Policy which are required to be made on any Security without the consent of the Holder of such Security or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all then outstanding Securities and Residual Certificates or (iii) adversely affect in any material respect the interests of the Insurer or the interests of Freddie Mac.

     Following the execution and delivery of any such amendment hereto or to the Policy, either the Sponsor, if the Sponsor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Insurer and Freddie Mac for the reasonable out-of-pocket costs and expenses incurred by each in connection with such amendment.

     Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Securityholders, the Trustee shall furnish written notification of the substance of such amendment to each Securityholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer and Freddie Mac.

     It shall not be necessary for the consent of Securityholders under this
Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders and Residual Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     In executing any amendment permitted by this Section 9.01, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 9.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Securityholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Securityholders. The Securityholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Securityholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 9.03. Limitation on Rights of Securityholders. No Securityholder shall have any right to vote (except as provided in Sections 6.01, 7.01, and 9.01 herein and Section 5.4 of the Pooling Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association; nor shall any Securityholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Securityholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Securities evidencing more than 50% of the Outstanding Amount of the Securities shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Securityholder with every other Securityholder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Securityholders. For the protection and enforcement of the provisions of this
Section 9.03, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     By accepting its Certificate, each Securityholder agrees that unless a Insurer Default exists, the Insurer shall have the right to exercise all rights of the Securityholder under this Agreement without any further consent of the Securityholder.

     Section 9.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Sponsor, GreenPoint Mortgage Securities Inc., 700 Larkspur Landing Circle, Suite 250, Larkspur, California 94939, Attention: Peter T. Paul,
(b) in the case of the Servicer, GreenPoint Mortgage Funding, Inc., 1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939, Attention:
Gilbert MacQuarrie, (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of the Insurer, Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Research and Risk Management GreenPoint Home Equity Loan Trust--2000-2 (telecopy number (212) 312-3225), (e) in the case of Freddie Mac, Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, McLean, Virginia 22102, Attention: Vice-President, Mortgage Funding (telecopy number (703) 903-2138), (f) Moody's, Residential Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (g) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Security Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder or Residual Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

     Section 9.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

     Section 9.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04, this Agreement may not be assigned by the Sponsor or the Servicer without the prior written consent of the Controlling Party and Holders of the Securities evidencing Percentage Interests aggregating not less than 66%.

     Section 9.08. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Residual Certificateholders, the Security Owners, the Insurer, Freddie Mac and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 9.09. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 9.10. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 9.11. Insurance Agreement. The Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder. In addition, the Sponsor and Servicer hereby agree to provide to Freddie Mac all of the information provided to the Insurer pursuant to Section 2.03(f) of the Insurance Agreement.

     Section 9.12. Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Trust in accordance with Section 7.01, none of the Sponsor, the Company, the Servicer, nor the Trustee shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Sponsor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Sponsor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Sponsor or the Trust.

     IN WITNESS WHEREOF, the Sponsor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                     GREENPOINT MORTGAGE SECURITIES INC.,
                                       as Sponsor


                                     By: /s/ David Molumby
                                         -----------------------------------
                                         Name: David Molumby
                                         Title: Vice President


                                     GREENPOINT MORTGAGE FUNDING, INC.,
                                        as Company and Servicer


                                     By: /s/ Gilbert J. MacQuarrie
                                         -----------------------------------
                                         Name: Gilbert J. MacQuarrie
                                         Title: Executive Vice President/Chief
                                         Financial Officer


                                     BANK ONE, N.A.,
                                       as Trustee


                                     By: /s/ Steven E. Charles
                                         -----------------------------------
                                         Name: Steven E. Charles
                                         Title:


                                     GREENPOINT HOME EQUITY LOAN TRUST
                                        2000-2, as Issuer
                                        By: Wilmington Trust Company, not in its
                                        individual capacity but solely as Owner
                                        Trustee


                                     By: /s/ Anita Dallago
                                         -----------------------------------
                                         Name: Anita Dallago
                                         Title: Financial Services Officer


                         [Sale and Servicing Agreement]

State of California      )
                         ) ss.:
County of Marin          )

On the 25th day of September, 2000 before me, a notary public in and for the State of California, personally appeared David Molumby, known to me who, being by me duly sworn, did depose and say that he resides at Larkspur, California; that he is the Vice President of GreenPoint Mortgage Securities of GreenPoint Mortgage Securities Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                             /s/ Melissa S. Farley
                                             -----------------------------------
                                             Notary Public

[Notarial Seal]

State of Delaware      )
                       ) ss.:
County of New Castle   )

On the 22th day of September, 2000 before me, a notary public in and for the State of Delaware, personally appeared Anita E. Dallago, known to me who, being by me duly sworn, did depose and say that he resides at Delaware; that he is the FSO of Wilmington Trust Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                              /s/ Leigh Emmi
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]

State of California    )
                       ) ss.:
County of Marin        )

On the 25th day of September, 2000 before me, a notary public in and for the State of California, personally appeared Gilbert J. MacQuarrie, known to me who, being by me duly sworn, did depose and say that he resides at Larkspur, California; that he is the Executive Vice President/Chief Financial Officer of GreenPoint Mortgage Funding, Inc., a closely-held California corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                           /s/ Melissa S. Farley
                                           ------------------------------
                                           Notary Public

[Notarial Seal]

State of New York      )
                       ) ss.:
County of New York     )

On the 25th day of September, 2000 before me, a notary public in and for the State of New York, personally appeared Steven E. Charles, known to me who, being by me duly sworn, did depose and say that he resides at 153 N. Dixon, Batavia IL; that he is a Vice President of Bank One, N.A., a National Banking Association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                           /s/ Marlene J. Horowitz
                                           -----------------------------------
                                           Notary Public

[Notarial Seal]

                                                                       EXHIBIT A
                                                                       ---------

                             MORTGAGE LOAN SCHEDULE



                             [On file with Trustee]

                                                                       EXHIBIT B
                                                                       ---------

                           FORM OF OPINION OF COUNSEL
                       WITH RESPECT TO SECTION 3.11 OF THE
                          SALE AND SERVICING AGREEMENT

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel to the Company delivered on the Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement dated as of September 1, 2000 among GreenPoint Mortgage Funding, Inc. (the "Company" and the "Servicer"), GreenPoint Mortgage Securities Inc. (the "Sponsor") and Bank One, N.A., as Trustee. Terms used but not defined herein shall have the meaning given to such terms in the above-referenced Sale and Servicing Agreement.

The Trustee has a valid perfected first priority security interest with respect to the Sponsor's right, title and interest in and to the Mortgage Loans (including all Eligible Substitute Mortgage Loans).

                                                                     EXHIBIT C-1
                                                                     -----------

                              OFFICER'S CERTIFICATE

                      REQUEST BY THE SERVICER FOR PERMANENT
                  RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

TO:  Bank One, N.A.,
       as Trustee
     1 Bank One Plaza
     Suite ILI-0126
     Chicago, IL 60670-0126

Gentlemen:

In connection with the payment in full of the Mortgage Loans held by you as Trustee, under the Sale and Servicing Agreement dated as of September 1, 2000 among GreenPoint Mortgage Funding, Inc., as Servicer, GreenPoint Mortgage Securities Inc., as Sponsor, and you, as Trustee, the undersigned requests the release of the Mortgage Loans and the Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.

The undersigned hereby certifies that any and all payments received on the Mortgage Loans identified in the schedule attached to this Request which are required to be deposited in the Collection Account pursuant to Section 3.02 of such Sale and Servicing Agreement have been so deposited.

                                             GREENPOINT MORTGAGE FUNDING, INC.,
                                               as Servicer

                                             By:
                                                -------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                      -------------------------
                                                 Date:
                                                     --------------------------

ACKNOWLEDGED BY:

BANK ONE, N.A.,
  as Trustee


By:
   -------------------------------
     Name:
          ------------------------
     Title:
           -----------------------
     Date:
          ------------------------




                                     C-1-1

                                                                     EXHIBIT C-2
                                                                     -----------

                              OFFICER'S CERTIFICATE

                      REQUEST BY THE SERVICER FOR TEMPORARY
                  RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

TO:   Bank One, N.A.,
        as Trustee
      1 Bank One Plaza
      Suite ILI-0126
      Chicago, IL 60670-0126

Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Trustee, under the Sale and Servicing Agreement dated as of September 1, 2000 among GreenPoint Mortgage Funding, Inc., as Servicer, GreenPoint Mortgage Securities Inc., as Sponsor, and you, as Trustee, the undersigned requests the temporary release of the Mortgage Loans and the related Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.

                                           GREENPOINT MORTGAGE FUNDING, INC.,
                                             as Servicer


                                           By:
                                              --------------------------------
                                              Name:
                                                  ----------------------------
                                              Title:
                                                   ---------------------------
                                              Date:
                                                  ----------------------------

ACKNOWLEDGED BY:

BANK ONE, N.A.,
as Trustee

By:
   -------------------------------
    Name:
         -------------------------
    Title:
          ------------------------
    Date:
        --------------------------



                                     C-2-1

                                                                       EXHIBIT D
                                                                       ---------





                          FORM OF CREDIT LINE AGREEMENT

                                                                       EXHIBIT E
                                                                       ---------

                            FORM OF MORTGAGE NOTE FOR
                            CLOSED END MORTGAGE LOANS

                                                                     EXHIBIT F-1
                                                                     -----------

                         FORM OF FREDDIE MAC CERTIFICATE
                             BOND SUMMARY REPORTING




DETAIL RECORD FIELDS:                                  FILE NAME:  T0NNMMYY.BND

---------------------------------------------------------------------------------------------------------------------------
  FIELD NAME          FLD NBR   FORMAT       FIELD POSITION                    DEFINITION
---------------------------------------------------------------------------------------------------------------------------
Series #  (Deal          1      10 (x)           001-010       As defined by issuer or as assigned - T0nn
Identifier)
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           011
---------------------------------------------------------------------------------------------------------------------------
Class #                  2       2 (x)           012-013       As assigned or determined by issuer.  Input default value if not applicable.
---------------------------------------------------------------------------------------------------------------------------
Blank                            5 (x)           014-018
---------------------------------------------------------------------------------------------------------------------------
CUSIP #                  3       9 (x)           019-027       If not available, Input default value.  Freddie Mac may
                                                               provide dummy numbers, if CUSIP numbers are not assigned by the issuer.
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           028
---------------------------------------------------------------------------------------------------------------------------
Coupon - Current         4       6.3             029-034       Bond Coupon Rate
Pass-through Rate
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           035
---------------------------------------------------------------------------------------------------------------------------
Original Face Value      5      13.2             036-048       Par Value, original issue amount, of Class
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           049
---------------------------------------------------------------------------------------------------------------------------
Beginning Unpaid         6      13.2             050-062       Beginning Class UPB as of beginning of cycle
Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           063
---------------------------------------------------------------------------------------------------------------------------
Principal payment        7      13.2             064-076       Dollar amount of class principal payment
amount
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           077
---------------------------------------------------------------------------------------------------------------------------
Interest payment amount  8      13.2             078-090       Dollar amount of class interest payment
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           091
---------------------------------------------------------------------------------------------------------------------------
Total Distribution       9      13.2             092-104       Dollar amount of principal & interest payment
---------------------------------------------------------------------------------------------------------------------------
Blank                             1 (x)          105
---------------------------------------------------------------------------------------------------------------------------
Deferred Interest        10     13.2             106-118       Dollar amount of overcollateralization  (Difference between security principal and mortgage principal balances applied this period.  This can include non-cash allocations)
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           119
---------------------------------------------------------------------------------------------------------------------------
Principal Loss           11     13.2             120-132       Dollar amount of principal losses applied this period
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           133
---------------------------------------------------------------------------------------------------------------------------
Interest Loss            12     13.2             134-146       Dollar amount of interest losses applied this period
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           147
---------------------------------------------------------------------------------------------------------------------------
Ending Unpaid            13     13.2             148-160       Ending Class UPB as of beginning of cycle
Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           161
---------------------------------------------------------------------------------------------------------------------------
Principal Distribution   14      9.7             162-170       Factor representing the principal payment divided by the
Factor                                                         Original UPB of the class.




---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           171
---------------------------------------------------------------------------------------------------------------------------



                                     F-1-1

---------------------------------------------------------------------------------------------------------------------------
  FIELD NAME          FLD NBR   FORMAT       FIELD POSITION                    DEFINITION
---------------------------------------------------------------------------------------------------------------------------
Interest Distribution    15      9.7             172-180       Factor representing the interest payment divided by the
Factor                                                         Original UPB of the class.
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           181
---------------------------------------------------------------------------------------------------------------------------
Prepayment Interest      16      9.7             182-190       If loans were prepaid and an interest shortfall arose in
Shortfall                                                      this period, it should be entered in this field.  If not
                                                               applicable, a zero should be used.
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           191
---------------------------------------------------------------------------------------------------------------------------
Total Distribution       17      9.7             192-200       Factor representing the combined principal and interest
Factor                                                         payment divided by the Original UPB of the class.
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           201
---------------------------------------------------------------------------------------------------------------------------
Deferred Interest        18      9.7             202-210       Factor representing any increase in residual class due to
Factor                                                         credit enhancement requirements.  This is determined by
                                                               dividing the increase amount by the original UPB.
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           211
---------------------------------------------------------------------------------------------------------------------------
Ending Principal         19      9.7             212-220       Ending UPB divided by original UPB.
Balance Factor
---------------------------------------------------------------------------------------------------------------------------
Blank                            1 (x)           221
---------------------------------------------------------------------------------------------------------------------------
Remaining Unpaid         20     13.2             222-234       If interest should be due, but not received on a given
Interest                                                       amount, then that amount should be entered.
---------------------------------------------------------------------------------------------------------------------------


                                     F-1-2

                                                                     EXHIBIT F-2
                                                                     -----------

                        FORM OF FREDDIE MAC CERTIFICATE:
                              LOAN LEVEL REPORTING

DETAIL RECORD FIELDS:                                    FILE NAME: T0##MMYY.LNS

-----------------------------------------------------------------------------------------------------------------------------
DATA: T0NNMMYY.LNS     FIELD NBR   FORMAT            DEFINITION
-----------------------------------------------------------------------------------------------------------------------------
Servicer Loan No.         1        13(X)             Unique loan number assigned to the mortgage by the Seller/Servicer
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Due Date of Last Paid     2        YYYYMMDD          DUE DATE of last full payment received from the borrower.
Installment  (DDLPI)
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Last Payment Received     3        YYYYMMDD          RECEIPT DATE of the last fully paid monthly installment of principal,
Date (LPRD)                                          interest, and escrow  (if any) that was received from the borrower.
                                                     Note:  Dates of partial payments should not be entered here.  {Data is when payment was actually received from the borrower)  IF THIS
                                                     INFORMATION IS NOT AVAILABLE, THEN  POPULATE THE FIELD WITH THE DEFAULT
                                                     VALUE OF 19000101.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Unpaid Principal          4        13.2              Unpaid Principal balance as of the end of the current period
Balance (UPB) 100%
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Interest Paid             5        13.2              Gross / Coupon Interest payment amount
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Principal Paid            6        13.2              Total principal paid down on the mortgage balance.

                                                     *  For approved payment reversals or principal applied incorrectly in a prior cycle the amount of negative principal to bring the mortgage balance in line with the correct UPB reported.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Draw Amount               7        13.2              Total draws made against the line of credit for the current month
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------


                                     F-2-1

-----------------------------------------------------------------------------------------------------------------------------
DATA: T0NNMMYY.LNS     FIELD NBR   FORMAT            DEFINITION
-----------------------------------------------------------------------------------------------------------------------------
Exception Code            8        2(x)              This field should contain an exception code only when exception activity occurs for that period, otherwise this field should contain a 0.
                                                     DEFAULT VALUE IS 0.
                                                     40 Inactivate loan, deemed the loan non-recoverable
                                                     60 Payoff - mortgage matured
                                                     61 Payoff - mortgage prepaid
                                                     65 Payoff - mortgage repurchased
                                                     69 Payoff - mortgage liquidated
                                                     70 Transfer to REO (status change exception)
                                                     72 Foreclosure (change of status from Active to Foreclosure)
                                                     80 Substituted Loan - Loan is added as a substitute for another loan
                                                     81 Reinstated Loan - Loan was previously delinquent, but the borrower has brought it current.
                                                     90 Loan Modified - This is an exceptional activity code which is reserved for future use. Modifications typically require repurchase from the trust prior to modifying the loan.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Exception Date            9        YYYYMMDD          Date the exception occurred.  If an exception has not occurred, this field should contain the default value of 19000101.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Mortgage Note Rate        10       6.3               Rate associated with the borrower's scheduled payment
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Mortgage P&I Amount       11       13.2              Principal and interest portion of the borrowers minimum installment.
                                                     Note:  100% of the principal and interest amount should be entered in this field, including servicing and guarantee fees.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Realized Losses           12       13.2              Amount of realized losses for that period.  This field will also include any supplemental claims or proceeds for loans liquidated in a previous cycle.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Cumulative Principal      13       13.2              Total principal payments advanced by the Servicer and not repaid by the
Advances                                             borrower.
                                                     NOT APPLICABLE--DO NOT REPORT
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Interest Advances         14       13.2              Amount of interest payment advanced by the Servicer for that period.
                                                     NOT APPLICABLE--DO NOT REPORT
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Loan Status               15       1(X)              Pertains to activity in the prior reporting cycle.
                                                     0 - Active
                                                     4 - Foreclosure
                                                     5 - REO
                                                     6 - Closed (PAYOFFS & REPURCHASES)
                                                     9 - Bankruptcy (OVERRIDES Active Status)
                                                     Note: 30,60 & 90 day delinquency status will be derived from the DDLPI field.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Subservicer No.           16        6                Subservicer ID# - S/S# assigned by Freddie Mac - 6 digits
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Actual Loan Balance       17       13.2              Actual loan balance outstanding from the borrower.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------



                                     F-2-2

-----------------------------------------------------------------------------------------------------------------------------
DATA: T0NNMMYY.LNS     FIELD NBR   FORMAT            DEFINITION
-----------------------------------------------------------------------------------------------------------------------------
Next Interest Rate        18       YYYYMMDD          Applies only to ARM loans and reflects the next pending interest rate
Change Date                                          adjustment date. DEFAULT IS 19000101.  SINCE LOANS ADJUST MONTHLY, ONLY
                                                     REPORT THE FIRST ADJUSTMENT DATE FOR LOANS WITH TEASER PERIOD.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Next Interest Payment     19       YYYYMMDD          Applies only to payment capped ARM loans and reflects the next pending
Change Date                                          payment adjustment date. DEFAULT IS 19000101.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Index Value at Reset      20       6.3               The index rate used in determining the ARM coupon.
Date                                                 DEFAULT VALUE IS 0 FOR AN ARM LOAN IF THE INDEX IS NOT CHANGING IN THE
                                                     CURRENT PERIOD.  ALSO POPULATE 0 IF THE LOAN IS A FIXED RATE LOAN.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Next Mortgage Rate        21       6.3               Should be populated in advance of the rate adjustment.. DEFAULT VALUE IS
EXPECTED AT RESET DATE                               0 FOR AN ARM LOAN IF THE RATE IS NOT CHANGING.  DEFAULT VALUE IS 0 IF
                                                     THE LOAN IS A FIXED RATE LOAN.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Collateral Group No. #    22       2                 This is a collateral grouping number for whole loan directed collateral deals. DEFAULT VALUE IS 0.  REPORT THE HELOCS AND FIXED RATES SEPARATELY.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Current Arrearage Paid    23       13.2              The current amount of cashflow applied to the arrearage balance.
                                                     Applies to loans that have been or are currently in default. DEFAULT
                                                     VALUE IS 0.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Outstanding Arrearage     24       13.2              The total amount of outstanding interest accrued under forbearance
Balance                                              period, after current arrearage payment. DEFAULT VALUE IS 0.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Freddie Mac Loan Number   25       13(X)             Unique & permanent loan number assigned to the mortgage by Freddie Mac.
                                                     Used for disclosure.
-----------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)
-----------------------------------------------------------------------------------------------------------------------------
Prepayment Premium        26       13.2              The borrowers penalty payment for prepaying his mortgage.  This amount
Amount                                               is allocated  in aggregate as a directed collateral amount to a specific bond. DEFAULT VALUE IS 0.
-----------------------------------------------------------------------------------------------------------------------------

The Notes:
o    File must be a text file (either space or tab delimited).
o Any dates should be in YYYYMMDD format. They should not contain slashes (/) or dashes (-).
o    Number fields should NOT include commas.
o Any negative number should be denoted by a "-" in front of the number, do not put the "-" after the number or use parentheses.




                                     F-2-3